                     Securities and Exchange Commission
                           Washington, D.C. 20549

                                   Form 8-K/A
                              (Amendment No. 1)

                               Current Report
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): March 26, 1997

                      GREAT WESTERN FINANCIAL CORPORATION
           (Exact name of registrant as specified in its character)

                                  Delaware
       (State or other jurisdiction of incorporation or organization)


           1-4075                                     95-1913457
   (Commission file number)             (I.R.S. Employer Identification No.)



       9200 Oakdale Avenue
      Chatsworth, California                            91311
      (Address of principal                           (Zip Code)
        executive offices)

                               (818) 775-3411
            (Registrant's telephone number, including area code)

                               Not applicable
  (Former name, former address and former fiscal year, if changed since last report)


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        99.1 Revised slide to the presentation filed on March 24, 1997. The presentation is being used by Great Western Financial Corporation on an ongoing basis.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             GREAT WESTERN FINANCIAL CORPORATION

Date: March 26, 1997                     By:       /s/ J. Lance Erikson
                                                   ----------------------------
                                                   J. Lance Erikson
                                                   Executive Vice President,
                                                   Secretary and General
                                                   Counsel
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        Attached is a revised slide to the presentation to investment analysts which was filed with the Securities and Exchange Commission (the "Commission") on March 24, 1997. This revision constitutes an amendment to the Form 8-K filed with the Commission on March 24, 1997.

        Beginning on March 26, 1997, the materials, as revised, will be used by Great Western Financial Corporation on an ongoing basis in presentations to the investment community.
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        As of March 14, 1997, Goldman Sachs held positions in Great Western
Securities and Washington Mutual Securities as principal as follows: (i) net "long" 9,669 of Great Western's common shares; (ii) net "long" $1 million of Great Western's deposit notes; and (iii) net "long" 1,098 shares of Washington Mutual's common stock. As of March 14, 1997, Merrill Lynch had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 8,800 of Great Western's common shares; (ii) net "long" 1,775 shares of Great Western's 8.30% cumulative perpetual preferred stock; and
(iii) net "long" 1,527 of Washington Mutual's common  shares.

        Other participants in the solicitation include Washington Mutual and may include the directors of Washington Mutual (Douglas P. Beighle, David Bounderman, Herbert M. Bridge, J. Taylor Crandall, Robert H. Eigsti, John W. Ellis, Daniel J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, Louis H. Pepper, William G. Reed, Jr. and James E. Stever); the following executive officers of Washington
Mutual: Lee D. Lannoye, William A. Longbrake, Deanna W. Oppenheimer, Craig E. Tall and S. Liane Wilson; and the following other members of management of Washington Mutual: Karen Christensen, JoAnn DeGrande, William Ehrlich, James B. Fitzgerald, Marc Kittner and Douglas G. Wisdorf (collectively, the "Washington Mutual Participants"). As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry K. Killinger beneficially owned 1,894,141 shares, 6,549,755 shares and 1,044,224 shares of Washington Mutual common stock, respectively. The remaining Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities. The Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

        Washington Mutual has retained Lehman Brothers Inc. ("Lehman Brothers") to act as its financial advisor in connection with the Merger for which it received and may receive substantial fees as well as reimbursement of reasonable out-of-pocket expenses. In addition, Washington Mutual has agreed to indemnify Lehman Brothers and certain persons related to it against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. Lehman Brothers is an investment banking firm that provides a full range of financial services for institutional and individual clients. Lehman Brothers does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation, or that Schedule 14A requires the disclosure of certain information concerning Lehman Brothers. In connection with Lehman Brothers' role as financial advisor to Washington Mutual, Lehman Brothers and the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Washington Mutual and Great
Western: Steven B. Wolitzer, Philip R. Erlanger, Sanjiv Sobti, David J. Kim, Craig P. Sweeney and Daniel A. Trznadel. In the normal course of its business Lehman Brothers regularly buys and sells Washington Mutual Securities and Great Western Securities for its own account and for the account of its customers, which transactions may result from time to time in Lehman Brothers and its associates having a net "long" or net "short" position in Washington Mutual Securities, Great Western Securities, or option contracts or other derivatives in or relating to Washington Mutual Securities or Great Western Securities. As of March 14, 1997, Lehman Brothers had positions in Washington Mutual Securities and Great Western Securities as follows: (i) net "short" 124 of Washington Mutual's common shares; and (ii) net "short" 3,327 of Great Western's common shares.